UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 2, 2015, Adept Technology, Inc. (“Adept”) and MNCVAD-CP Norris Canyon, LLC, a Delaware limited liability company (“Landlord”) entered into a lease agreement (the “Lease Agreement”) providing for the lease by Adept of office, light manufacturing and warehouse space totaling approximately 49,000 square feet in San Ramon, California.  The lease term ends 124 months after its commencement date, anticipated to be October 1, 2015.  Under the Lease Agreement, Adept agreed to pay base rent of approximately $57,250 per month in the initial year of the lease subject to specified rent abatement, which base rent rises annually until it reaches $85,630 for the final four months of the lease, plus payment of its share of certain utilities and other similar operating expenses. Adept is required to deliver for the benefit of Landlord a letter of credit for security of certain Adept obligations.  The Lease Agreement also provides Adept with an option to extend the lease an additional five year term and an option to lease additional space.

The foregoing description is qualified in its entirety by reference to the full text of the Lease Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1	Standard Form Lease Agreement, effective as of July 2, 2015, between MNCVAD-CP Norris Canyon, LLC and Adept Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: July 8, 2015	By:	/s/ Seth Halio
Seth Halio
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Standard Form Lease Agreement, effective as of July 2, 2015, between MNCVAD-CP Norris Canyon, LLC and Adept Technology, Inc.